             As filed with the Securities and Exchange Commission
                             on November 17, 1998.
                       Registration No. _______________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                            SECURITIES ACT OF 1933

                      AMERICAN EDUCATIONAL PRODUCTS, INC.
            (Exact name of Registrant as specified on its Charter)

     Colorado                                          84-1012129
--------------------------------                  ----------------------
(State or other jurisdiction                          IRS Employer
of incorporation or organization)                 Identification Number

                         6550 Gunpark Drive, Suite 200
                           Boulder, Colorado  80301
                                (303) 527-3230
                   -----------------------------------------
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                             Clifford C. Thygesen
                      American Educational Products, Inc.
                         6550 Gunpark Drive, Suite 200
                           Boulder, Colorado  80301
                                (303) 527-3230
                 --------------------------------------------
           (Name, address, including zip code, and telephone number
                       of agent for service of process)

                                  Copies to:
                           Clifford L. Neuman, Esq.
                             Nathan L. Stone, Esq.
                         Neuman, Drennen & Stone, LLC
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100

         Approximate date of commencement of proposed sale to public:

                As soon as practicable after the effective date
                        of the Registration Statement.

If the only securities being registered on this Form are being offered pursu-ant to dividend or interest reinvestment plans, please check the following
box.    [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.    [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.     [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.      [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    [  ]

                        CALCULATION OF REGISTRATION FEE



Title of Each                Proposed       Proposed
Class of                     Maximum        Maximum
Securities       Amount      Offering       Aggregate       Amount of
to be            to be       Price          Offering        Registration
Registered       Registered  Per Share (1)  Price (1)       Fee
---------------- ----------  -------------  -------------   -------------

Common Stock
  Purchase
  Warrants:      75,757(2)   $    0.00       $     0.00      $      0.00

Common Stock,
  $.05 par
  value:         75,757(3)   $   10.00(4)    $  757,570      $    229.57

TOTAL:                                       $  757,570      $    229.57


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Reflects 75,757 Common Stock Purchase Warrants that will be issued by the Company as a dividend to certain of its Common Stockholders of record on June 5, 1997. The Warrants will be issued immediately after the effective date of this Registration Statement.

(3) Reflects 75,757 shares of Common Stock issuable upon exercise of the Warrants.

(4)  Based upon the $10.00 per share exercise price of the Warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                      AMERICAN EDUCATIONAL PRODUCTS, INC.

         Item No. and Heading
              In Form S-3
        Registration Statement                  Location in Prospectus
        -----------------------                 ----------------------

1.    Forepart of the Registration            Forepart of Registration
      Statement and outside front             Statement and outside front
      cover of Prospectus                     cover page of Prospectus

2.    Inside front and back cover             Inside front and outside back
      pages of Prospectus                     cover pages of Prospectus

3.    Summary Information, Risk Factors       Risk Factors
      and Ratio of Earnings to Fixed
      Charges

4.    Use of Proceeds                         Use of Proceeds

5.    Determination of Offering Price         Determination of Offering Price

6.    Dilution Dilution

7.    Plan of Distribution                    Plan of Distribution

8.    Description of Securities to be         Description of Securities
      Registered

9.    Interest of Named Experts and           Legal Matters
      Counsel

10.   Material Changes                        Recent Developments

11.   Incorporation of Certain                Incorporation of Certain
      Information by Reference                Documents by Reference

12.   Disclosure of Commission Position       Indemnification
      on Indemnification for Securities
      Act Liabilities

                                  PROSPECTUS

                      AMERICAN EDUCATIONAL PRODUCTS, INC.

                 --------------------------------------------
                                    75,757
                        Common Stock Purchase Warrants

                                 75,757 Shares
                          $.05 par value Common Stock

      This Prospectus relates to the offering of securities of American Educational Products, Inc., a Colorado corporation (the "Company" or "AEP").

      On June 2, 1997, the Company's Board of Directors declared a warrant dividend ("Warrant Dividend") payable to the Company's Common Stockholders of record on June 5, 1997 (the "Dividend Record Date"). Subsequent to declaration of the Warrant Dividend, the Company filed a Registration Statement on Form S-3, SEC File No. 333-35205 (the "Dividend Registration") which was declared effective by the Commission on December 4, 1997. However, upon distribution of the Warrant Dividend, the NASDAQ Stock Market ("NASDAQ") unilaterally declared the Ex-Dividend Date of December 5, 1997. As a result, record owners of Company Common Stock on June 5, 1997, the Dividend Record Date, who sold or otherwise disposed of their shares of Company Common Stock prior to December 5, 1997, did not receive the Warrant Dividend they were entitled to receive by virtue of their ownership of Company Common Stock on June 5, 1997.

      The Company is registering 75,757 Common Stock Purchase Warrants ("Warrants") that will be issued by the Company as a dividend to those Company Common Stockholders of record on the Dividend Record Date who disposed of their shares of Company Common Stock prior to the Ex-Dividend Date of December 5, 1997 (the "Shareholders") and, as a result, did not receive the Warrant Dividend they were entitled to receive by virtue of their ownership of Company Common Stock on the Dividend Record Date. The Warrants will be issued immediately after the effective date of this Registration Statement. Each Warrant is exercisable for three (3) years to purchase one (1) share of the Company's Common Stock at an exercise price of $10.00 per share, subject to adjustment under certain circumstances. The Warrants are redeemable by the Company upon thirty (30) days notice at a redemptions price of $.01 per warrant if the last sale price for the Company's Common Stock exceeds 110% of the then current exercise price for twenty (20) consecutive trading days. Upon receipt of the Warrants, the Shareholders may offer all 75,757 Warrants in transactions on the NASDAQ SmallCap Market at prices obtainable at the time of sale, or in privately negotiated transactions at prices determined by negotiation. The Shareholders may effect such transactions by selling the Warrants to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Shareholders, and/or the purchasers of the Warrants for whom such broker-dealers may act as agent or to whom they sell as principals, or both (which compensation as to a particular broker/dealer may be in excess of customary commissions). See "PLAN OF DISTRIBUTION." The Shareholders and the broker-dealers through whom sales of the Warrants are made may be deemed to be "Underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the Shareholders, any commissions paid to broker-dealers, and if broker-dealers purchase any Warrants as principals, any profits received by such broker-dealers on the resales of the Warrants, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Shareholders may be deemed to be underwriting compensation.

      This Prospectus also relates to the offer and sale by the Company, of 75,757 shares of its $.05 par value common stock (the "Common Stock") which are issuable by the Company pursuant to the exercise of the Warrants by the Shareholders. Upon exercise of the Warrants, the Shareholders may offer all 75,757 shares of the Company's Common Stock in transactions on the NASDAQ SmallCap Market at prices obtainable at the time of sale, or in privately negotiated transactions at prices determined by negotiation. The Shareholders may effect such transactions by selling the Common Stock to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Shareholders, and/or the purchasers of the Common Stock for whom such broker-dealers may act as agent or to whom they sell as principals, or both (which compensation as to a particular broker/dealer may be in excess of customary commissions). See "PLAN OF DISTRIBUTION." The Shareholders and the broker-dealers through whom sales of the Common Stock are made may be deemed to be "Underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the Shareholders, any commissions paid to broker-dealers, and if broker-dealers purchase any Common Stock as principals, any profits received by such broker-dealers on the resales of the Common Stock may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Shareholders may be deemed to be underwriting compensation.

      Except as set forth above, the Company does not have the right to compel the exercise of the Warrants, and the Shareholders have not committed to exercise any of the Warrants. Accordingly, there can be no assurance of the number, if any, of shares of Common Stock which may be issued to the Shareholders upon the exercise of the Warrants under this Prospectus.

      The Company will not receive any consideration in connection with the issuance of the Warrant Dividend. Assuming the Shareholders exercise all Warrants to purchase 75,757 shares of Common Stock, the Company will receive gross proceeds of $757,570. The Company will not receive any of the proceeds from the resale of the Warrants and/or Common Stock by the Shareholders. The Company has agreed to pay all of the expenses incurred in connection with the registration of the Warrants and Common Stock, which are estimated to be $12,000.

      The Company's Common Stock and Warrants are traded on the NASDAQ SmallCap Market under the symbols AMEP and AMEPW, respectively. On October 15, 1998, the closing prices were $9.875 per share of Common Stock and $1.375 per Warrant, respectively, as reported by NASDAQ. There can be no assurance that a market for the Warrants and/or Common Stock will continue in the future. The Company has no arrangements with broker-dealers concerning the maintenance of a trading market for the Warrants and/or Common Stock. As a result, the ability of a purchaser of the Company's Warrants or Common Stock to resell the securities may be severely limited and the purchaser may be required to hold the securities for an indefinite period of time.

                    ---------------------------------------

      FOR DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE COMPANY, SEE "RISK FACTORS" COMMENCING AT PAGE 9 HEREOF.

                    ---------------------------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               Price to            Underwriting   Proceeds to
               Shareholders (1)    Discount (2)   Company (3)
               ----------------    -------------  ------------

Per Share:           $10.00        *                  $10.00
Total              $757,570        *                $757,570


              The Date of This Prospectus is November ____, 1998.


(1) Reflects the exercise by the Shareholders of all outstanding Warrants to purchase an aggregate of 75,757 shares of Common Stock at an exercise price of $10.00 per share. (see DESCRIPTION OF SECURITIES-Warrants.")

(2) The Shareholders may reoffer their shares in transactions on the NASDAQ SmallCap Market at prices obtainable at the time of sale or in privately
     negotiated transactions at prices determined by negotiation.   The
     Shareholders may effect transactions by selling to or through securities broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Shareholders. While it is impracticable to determine the precise amount that the Shareholders will incur, it is anticipated that any such discounts, selling concessions or commissions will be consistent with those customarily charged by broker-dealers who are members of the National Association of Security Dealers, Inc. ("NASD").

(3) Consists of proceeds to the Company from the exercise by the Shareholders of all Warrants which are exercisable to purchase 75,757 shares of the Company's Common Stock at an exercise price of $10.00 per share. Does not reflect deduction of expenses of the Offering for printing, legal, accounting, transfer agent and miscellaneous expenses of the Offering, the total of which is estimated at $12,000, which the Company has agreed to pay. See "USE OF PROCEEDS."


     No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction, or in any jurisdiction in which the person making such offer or solicitation is not qualified to do so.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W. Judiciary Plaza, Washington, D.C. 20549, as well as at the following Regional Offices:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and are publicly available through the Commission's website at http:\\www.sec.gov/edgarhp.htm.

     The Company has filed a Registration Statement on Form S-3 with the Commission, Washington, D.C., in accordance with the provisions of the Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information pertaining to the Warrants and shares of Common Stock offered hereby and the Company, reference is made to the Registration Statement, including the exhibits and financial statements incorporated therein by reference. Reference also should be made to the Company's Registration Statement on Form S-3, SEC File No. 333-43717, the Company's Annual Report to Shareholders and Annual Report on Form 10-KSB for the year ended December 31, 1997, the Company's definitive Proxy Statement, the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, and June 30, 1998, the Company's Current Report on Form 8-K dated April 17, 1998, as amended by the Company's Current Report on Form 8-K/A, dated April 17, 1998 and filed with the Commission on June 30, 1998, and the Company's Current Report on Form 8-K dated August 4, 1998, all of which are incorporated by reference into this Prospectus. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement may be obtained from the Commission upon payment of the fees prescribed therefor and may be examined at the principal office of the Commission in Washington, D.C.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which have been filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, are incorporated herein by reference:

     (a) The Company's Registration Statement on Form S-3, SEC File No. 333-43717, declared effective by the Commission on January 9, 1998;

     (b) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, SEC File No. 0-16310, filed with the Commission on April 4, 1998;

     (c) The Company's definitive Proxy Statement for the Annual Meeting of Shareholders held on June 9, 1998, SEC File No. 0-16310, filed with the Commission on April 29, 1998;

     (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, SEC File No. 0-16310, filed with the Commission on May 15, 1998;.

     (e) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, SEC File No. 0-16310, filed with the Commission on August 19, 1998;

     (f) The Company's Current Report on Form 8-K dated April 17, 1998, SEC File No. 0-16310, filed with the Commission on April 29, 1998;

     (g) The Company's Current Report on Form 8-K/A dated April 17, 1998, SEC File No. 0-16310, filed with the Commission on June 30, 1998;

     (h) The Company's Current Report on Form 8-K dated August 4, 1998, SEC File No. 0-16310, filed with the Commission on August 17, 1998.

     All documents filed by the Company with the Commission pursuant to
Section 13a, 13c, 14 or 15d of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus will be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in the above-referenced documents shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     A copy of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to this Prospectus), may be obtained at no charge by a written or oral request to Clifford C. Thygesen, President, American Educational Products, Inc., 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301 (303) 527-3230. In addition, such materials filed electronically by the Company with the Commission are available at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.


                          FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective. Such statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, competitive pressures, changing economic conditions and other factors, some of which will be outside of the control of the Company.


                           CAPITAL STOCK INFORMATION

     All information with regard to the Common Stock of the Company contained in this Prospectus, including share and per share information, gives effect to a one-for-five (1-for-5) reverse stock split effected by the Company on April 22, 1997.

                                  THE COMPANY

     The Company is engaged in the manufacture, development, marketing and distribution of both proprietary and non-proprietary supplemental educational materials and instructional programs through its three (3) wholly-owned subsidiaries: Scott Resources, Inc. ("Scott Resources"); Hubbard Scientific, Inc. ("Hubbard Scientific"); and SL Distribution, Inc. d/b/a "Summit Learning" ("Summit Learning"). The executive offices of the Company are located at 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301. Its telephone number at that address is (303) 527-3230.

     Scott Resources manufactures, develops and markets both proprietary and non-proprietary supplemental educational materials and instructional programs in the fields of science and mathematics at its principal manufacturing facility located at 401 Hickory Street, Fort Collins, Colorado 80524. Its telephone number at that address is (970) 484-7445.

     Hubbard Scientific manufactures, develops and markets both proprietary and non-proprietary supplemental educational and instructional materials in the field of science. Hubbard Scientific maintains its principal manufacturing facility at 1120 Halbleib Road, Chippewa Falls, Wisconsin 54729. Effective April 17, 1998, Hubbard Scientific acquired all of the outstanding stock of Learning and Leisure, Inc., a New York corporation, and its wholly owned subsidiary, National Teaching Aids, Inc. ("NTA"). NTA develops, manufactures, and markets science products for the K-12 market. During April and May, 1998, the operations of NTA were relocated to Hubbard Scientific's facility in Chippewa Falls, Wisconsin.

     Acquired by the Company effective August 4, 1998, Summit Learning is involved in the distribution of supplemental educational products through the direct mailing of catalogs. Summit Learning's operations are being conducted from its facilities in Fort Collins, Colorado.

                                 RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk. Prospective investors should carefully consider the possibility of the loss of their entire investment in the Company's securities and, along with each of the following factors, consider the information set forth elsewhere in this Prospectus.

     LIMITED LIQUIDITY AND CAPITAL RESOURCES. At June 30, 1998, the Company had working capital of $1,971,000 based upon current assets of $5,655,000 and current liabilities of $3,684,000. Of current liabilities, $2,362,000 represented the principal balance due and owing under a revolving line of credit. Although the line of credit has a scheduled maturity date of April 30, 2000, it also contains a demand provision under which the lender has the right to demand repayment of the entire balance at any time. Even though the Company does not expect to repay the entire debt within the next twelve months, it is required to classify the entire loan as a current liability. If the lender did demand repayment in full during the next twelve months, it would have a significant adverse impact on the Company. Furthermore, the Company experienced deficits during the years ended December 31, 1995 and December 31, 1996, which significantly decreased the Company's liquidity and capital resources. Actions were taken by the Company during fiscal 1997 to mitigate the impact of the liquidity shortfall which resulted in a reduction in the Company's accumulated deficit during fiscal 1997 and the first six months of fiscal 1998. Nevertheless, there are no guarantees that the Company can continue to reduce its accumulated deficit and/or further improve its liquidity.

     HISTORICAL LACK OF OPERATING PROFITS. For the year ended December 31, 1996, the Company reported a net loss of $1,095,000. The Company also reported net losses for each of the two preceding years. For the year ended December 31, 1997, the Company reported net income of $514,000, and has reported net income for the first six months of 1998 of $331,000. The Company attributes the improved results to an increased market demand for its products, to a reorganization that significantly reduced operating costs, and to the sale of an unprofitable division. Notwithstanding the Company's recent improvements, there can be no assurance that the Company can continue its profitable performance.

     EXERCISE PRICE OF WARRANTS. The exercise price of the Warrants was determined by the Company and bears no direct relationship to the Company's assets, book value, net worth or operations. The $10.00 per share exercise price of the Warrants is $6.05 per share greater than the $3.95 per share net tangible book value of the Company at June 30, 1998.

     NO ASSURANCE OF WARRANT EXERCISE. The Shareholders are under no obligation to exercise the warrants, and can be expected to do so only if it is economically reasonable for them to do so. Typically, publicly traded warrants are not exercised unless exercise is forced, either by the Company calling them for redemption, or because they are scheduled to expire; and then they will be exercised only if the exercise price is less than the market price of the Common Stock underlying the Warrants. Accordingly, there is no assurance that the Warrants will be exercised during the Exercise Period.

     UNSPECIFIED USE OF PROCEEDS. The monies received by the Company upon exercise of the Warrants have been allocated generally by the Company to provide working capital for operations. As such, the Company will utilize funds as they are received for such purposes and in such proportions as management deems advisable. While management will apply the proceeds in a manner consistent with their fiduciary duty and in a manner consistent with the best interests of the Company, there can be no assurance that the monies received will result in any present or future improvement in the Company's results of operations.

     INTENSE COMPETITION. The industry in which the Company competes is characterized by intense competition, and extensive research and development efforts. New product developments and enhancements of existing products are expected to continue and there can be no assurance that discoveries by others will not render the Company's products non-competitive. To this end, sales of technology related products are growing at a faster rate than sales of manipulatives and videos. The Company does not manufacture technology related products and has no such products currently under development.

     There are many companies, both public and private, that are engaged in the development of products for the same applications being pursued by the Company. The products manufactured by these competitors range from textbooks to manipulatives and models. Many of these entities publish catalogs in addition to listing their products in dealer catalogs. Some of these companies have substantially greater financial, research and development, manufacturing and marketing experience and resources than the Company and represent substantial long-term competition for the Company. Such companies may succeed in developing products that are more effective or less costly than any products that may currently be owned or which may be developed by the Company in the future.

     Additionally, during the last three years, there has been increasing competition from foreign manufacturers of educational products. These products are often priced less than the Company's products. While the Company can provide its customers with better delivery schedules and more comprehensive teacher manuals, foreign competition may have future adverse consequences to the Company.

     INTEGRATION OF RECENTLY ACQUIRED BUSINESSES. There can be no assurance that the integration of Summit Learning and/or NTA with and into the Company's operations will be completed in a manner that is efficient, effective and timely enough to achieve the anticipated benefits of the acquisitions, or that the acquisitions will result in additional profits to the Company. Integrating the companies will require the timely, efficient and effective combination of management, sales and marketing and development and manufacturing teams that prior to the acquisitions operated in different geographic locations, under varying management philosophies. Integration of the companies also will require the combination of differing product lines, product development plans and marketing approaches. Additionally, the time-consuming task of integrating the companies may distract attention from the day-to-day business operations of the Company and each of the acquired companies.

     MANAGEMENT OF GROWTH; UNSPECIFIED ACQUISITIONS. The Company's ability to manage its growth, if any, will require it to continue to improve and expand its management, operational and financial systems and controls. Any measurable growth in the Company's business will result in additional demands on its customer support, sales, marketing, administrative and technical resources and will place significant strain on the Company's management, administrative, operation, financial and technical resources and increase demand upon its systems and controls. There can be no assurance that the Company will be able to successfully address these additional demands. There also can be no assurance that the Company's operating and financial control systems will be adequate to support its future operations and anticipated growth. Failure to manage the Company's growth properly could have a material adverse effect upon the Company's business, financial condition and results of operations. The Company has sought, and may continue to seek, potential acquisitions of products, technologies and businesses that could complement or expand the Company's current product offering and business. In the event the Company were to identify an appropriate acquisition candidate, there is no assurance that the Company would be able to successfully negotiate, finance or integrate such acquired products, technologies or businesses. Furthermore, such an acquisition could cause a diversion of management's time and resources. There can be no assurance that a given acquisition, when consummated, would not materially adversely affect the Company's business and results of operations. See also "RISK FACTORS -Integration of Recently Acquired Businesses."

     DEPENDENCE UPON KEY PERSONNEL. The Company's future success is dependent on the continued service of its key technical, marketing, sales, and management personnel and on its ability to continue to attract, motivate, and retain highly qualified employees. Except for a one year agreement with its President, Mr. Thygesen, the Company currently does not have in place any employment agreements with its key employees. As a result, the Company's key employees may voluntarily terminate their employment with the Company at any time. Competition for such employees is intense and the process of locating technical and management personnel with the combination of skills and attributes required to execute the Company's strategy is often lengthy. Accordingly, the loss of the services of key personnel could have a material adverse effect upon the Company's operations and its development efforts.

     PRODUCT PROTECTION. The Company relies on copyrights and trademarks for protection of its products. Where registrations of trademarks have not been issued, the Company claims common law trademark rights to those names. Notwithstanding the foregoing, there can be no assurance that the Company will obtain additional registrations for any of its trademarks or that the Company will not be subject to opposition, cancellation or infringement proceedings based upon the use of such trademarks. The loss of the use of any one or more of the trademarks could have a material adverse effect upon the Company's ability to profitably market the associated products.

     The Company also relies on trade secret protection for its unpatented proprietary technology. However, trade secrets are difficult to protect. There can be no assurance that others will not independently develop substantially equivalent manipulatives and models or otherwise gain access to the Company's trade secrets, that such trade secrets will not be disclosed or that the Company can effectively protect its rights to unpatented trade secrets. Despite precautions taken by the Company, unauthorized partes may attempt to design, copy or obtain and use its products and other information the Company considers proprietary. There can be no assurance, however, that the precautions taken by the Company will provide meaningful protection for the Company's trade secrets or other proprietary information in the event of unauthorized use or disclosure of such information

     PENDING LITIGATION. In August, 1998, the Company and its subsidiaries were named as Defendants in a civil action brought in the United States District Court for the Central District of California by Lakeshore Learning Materials (the "Lakeshore Litigation"). In the Lakeshore Litigation, claims have been asserted against the Company and its subsidiary based upon alleged copyright and trademark infringement and common law unfair competition related to certain manipulative kits developed by Hubbard Scientific. Based upon the Company's preliminary investigation, the Company believes that the claims are without merit and has engaged legal counsel to provide a vigorous defense in the action. Nevertheless, there can be no assurance that the Company will be able to successfully defend the infringement claims made by Lakeshore. If Lakeshore prevails in this litigation, the Company may be permanently enjoined from selling the manipulative kits involved and may be obligated to pay significant damages to the Plaintiff. Even if the Company is successful in its defense of the Lakeshore Litigation, the cost of such defense could be substantial and the Company's management may be required to devote a substantial amount of time to such defense.

     EDUCATIONAL FUNDING. The principal markets for the Company's products are elementary, middle and secondary school systems. Most, if not all, of these potential customers rely upon federal and state funding in order to support their activities. The ability of these institutions to purchase the Company's products is dependent upon continued support and funding for public education. A reduction or withdrawal of such support could result in a diminished demand for the Company's products, which, in turn, would adversely effect Company operations and profitability.

     MANAGEMENT'S LACK OF VOTING INFLUENCE. All of the Company's officers and directors as a group own only 50,551 shares of Common Stock, and vested options exercisable to acquire an additional 128,400 shares of Common Stock. Even giving effect to the exercise of their outstanding and vested options, the Company's officers and directors as a group would exercise voting control over only 15.8% of the Company's outstanding shares of Common Stock following completion of this offering. As a result of this lack of voting influence as stockholders, there can be no assurance that the Company's officers and directors will be able to implement the Company's business plans and strategies. Further, it is possible that stockholders with greater voting influence could initiate actions which could be adverse to those plans or hostile to current management.

     LIMITED LIQUIDITY IN TRADING MARKET OF SHARES AND/OR WARRANTS. Prior to the Offering, the Company's Common Stock and Warrants have been thinly traded on the NASDAQ SmallCap Market under the symbols AMEP and AMEPW, respectively. While there currently exists a limited and sporadic public trading market for the Company's securities, the prices are subject to high degrees of volatility and there can be no assurance that such a market will improve in the future. As a result, there can be no assurances that an investor will be able to liquidate his investment without considerable delay, if at all. Factors discussed herein may have a significant impact on the market prices of the Company's Common Stock and Warrants. See "DESCRIPTION OF SECURITIES."

     NASDAQ SYSTEM MAINTENANCE REQUIREMENTS; POSSIBLE DELISTING OF SECURITIES FROM NASDAQ SYSTEM; RISKS OF LOW-PRICED STOCKS. The Securities and Exchange Commission (the "Commission") has approved rules imposing more stringent criteria for the listing of securities on NASDAQ, including standards for maintenance of such listing. If the Company is unable to satisfy NASDAQ's maintenance criteria in the future, its securities could be de-listed, and trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence of such de-listing, an investor could find it more difficult to find relevant and timely information about the Company and to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than Five Dollars ($5.00) per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least Two Million Dollars ($2,000,000), if such issuer has been in continuous operation for three (3) years, (ii) net tangible assets of at least Five Million Dollars ($5,000,000), if such issuer has been in continuous operation for less than three (3) years, or (iii) an average annual revenue of at least Six Million Dollars ($6,000,000), if such issuer has been in continuous operation for less than three (3) years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     If the Company's securities are not quoted on NASDAQ, or the Company does not have Two Million Dollars ($2,000,000) in net tangible assets, trading in the Company's securities would be covered by Rules 15g-1 through 15g-6 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive a purchaser's written agreement to the transaction. Securities are exempt from these rules if the market price of the Common Stock is at least Five Dollars ($5.00) per share.

     Although the Company's Common Stock and Warrants will, as of the date of this Prospectus, be outside the definitional scope of a penny stock, as the market price of the Common Stock is in excess of Five Dollars ($5.00) per share, and the Company's Common Stock and Warrants will be listed on NASDAQ, in the event the Common Stock and/or Warrants were subsequently to become characterized as penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and adversely affect the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     DIVIDEND. With the exception of the Warrant Dividend which was declared by the Company's Board of Directors in response to a public investor accumulating approximately 30% of the Company's total issued and outstanding shares, no dividend has been paid on the Company's Common Stock since 1990, nor, by reason of its present financial status, its contemplated financial requirements and restrictive covenants in its revolving loan agreement, does the Company contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. (See "DESCRIPTION OF SECURITIES.")

     POTENTIAL ADVERSE EFFECTS OF SHARES ELIGIBLE FOR FUTURE SALE. As of June 30, 1998, 1,005,606 shares of the Company's $.05 par value Common Stock, were issued and outstanding, 330,391 of which are "restricted securities" and under certain circumstances may, in the future, be sold pursuant to a registration under the Securities Act or in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restrictive shares of Common Stock for at least one (1) year is entitled to sell, within any three-month (3-month) period, a number of shares that does not exceed the greater of one percent (1%) of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four (4) calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three (3) months immediately preceding a sale and who has beneficially owned the shares of Common Stock for at least two (2) years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above. The Company also may grant options to purchase an additional 9,600 shares of Common Stock pursuant to the Incentive Stock Option Plan (the "Plan"). The Company has registered for sale under the Act all shares issuable upon exercise of the options granted pursuant to the Plan. As a result of said registration, when the options are exercised and the shares issued, they will be free-trading, except for certain limitations imposed upon directors, officers and affiliates who exercise options granted under such Plan. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely effect prevailing prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. Actual sales or the prospect of future sales of shares of Common Stock under Rule 144 may have a depressive effect upon the price of the Common Stock and the market therefor.

     POTENTIAL ADVERSE EFFECTS OF FUTURE SALES OF PREFERRED STOCK. The Company's Articles of Incorporation, as amended, authorize the issuance of up to 50,000,000 shares of preferred stock. The Board of Directors has been granted the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, the Board of Directors could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to the assets of the Company upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of such shares, together with a premium, prior to the redemption of Common Stock. Common stockholders have no redemption rights. In addition, the Board could issue large blocks of voting stocks to fend against unwanted tender offers or hostile takeovers without further shareholder approval. (See "DESCRIPTION OF SECURITIES.")

     POSSIBLE DILUTION FROM FUTURE SALES OF ADDITIONAL SHARES. The Company's Board of Directors has the authority to issue additional shares of Common Stock and to issue options and warrants to purchase shares of the Company's Common Stock without shareholder approval. Future issuance of Common Stock could be at values substantially below the exercise price of the Warrants, and therefore could represent further substantial dilution to investors in this Offering. In addition, the Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. The Company has outstanding options exercisable to purchase up to 187,116 shares of Common Stock at a weighted average exercise price of $5.76 per share; warrants exercisable to purchase up to 937,365 shares of Common Stock at weighted average exercise price of $9.88 per share. Exercise of the warrants and options could have a further dilutive effect on existing stockholders and investors in this Offering. (See "DESCRIPTION OF SECURITIES.")

     SUBSTANTIAL DILUTION. As of June 30, 1998, the Company had sold or issued the outstanding 1,005,606 shares of Common Stock at an average cost per share of approximately $6.93, which is $3.07 per share less than the Warrant exercise price. At June 30, 1998, the Company had a net tangible book value of $3,970,000 or $3.95 per share of Common Stock outstanding, based on 1,005,606 shares issued and outstanding. Investors in this Offering exercising Warrants may sustain an immediate substantial dilution of their exercise price per share of $10.00.

     NEED FOR CURRENT PROSPECTUS. The Warrants may not be exercised unless the Company maintains with the Commission a current and effective Registration Statement and Prospectus covering the shares of Common Stock issuable upon their exercise. While the Company has undertaken to do so and plans to do so, there can be no assurance that a current Registration Statement and Prospectus will be in effect when any of the Warrants are attempted to be exercised.

     MARKET OVERHANG FROM WARRANTS AND OPTIONS. Immediately prior to the Offering, the Company had outstanding 1,124,481 warrants and options. To the extent that such stock options or warrants are exercised, dilution to the interests of the Company's stockholders may occur. Exercise of these options or warrants, or even the potential of their exercise or conversion, may have an adverse effect on the trading price and market for the Company's Common Stock. The holders of the options or warrants are likely to exercise at times when the market price for the shares of Common Stock exceeds the exercise price of the options or warrants. Accordingly, the issuance of shares of Common Stock upon exercise of the options or warrants may result in dilution of the equity represented by the then outstanding shares of Common Stock held by other shareholders. Holders of the options or warrants can be expected to exercise them at a time when the Company, would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to the Company than the exercise terms provided by such options or warrants. (See "DESCRIPTION OF SECURITIES.")

     POTENTIAL ADVERSE EFFECT OF WARRANT REDEMPTION. The Warrants may be redeemed by the Company at a price of $0.01 per Warrant upon 30 days' notice, mailed after the closing bid price of the Common Stock has equaled or exceeded $11.00 for a period of twenty (20) consecutive trading days. Shareholders shall have exercise rights until the close of the business day preceding the date fixed for redemption. Redemption of the Warrants could force the holders to exercise the Warrants and pay the Exercise Price at a time when it may be disadvantageous for holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "DESCRIPTION OF SECURITIES."

                                   DILUTION

     The net tangible book value of the Company at June 30, 1998 was $3,970,000, or $3.95 per share, based upon 1,005,606 shares outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of Common Stock into the net tangible book value of the Company (total assets less total liabilities and intangible assets).

     If any outstanding Warrants are exercised, the number of Common Shares outstanding will increase and the Company's net tangible book value will increase. The exercise of any Warrants at a time when the exercise price is greater than the Company's net tangible book value per share will increase the net tangible book value per share of shares held by the then current shareholders and decrease the net tangible book value per share of the shares purchased pursuant to the Warrant exercise. Dilution is the reduction of value of the purchaser's investment measured by the difference between the Warrant exercise price and the net tangible book value per share after the Offering. The dilution per share will decrease with the exercise of each additional Warrant because the proceeds from each such exercise will increase the Company's net tangible book value.

                                USE OF PROCEEDS

     If all of the 75,757 shares offered hereby are purchased upon exercise of the Warrants, then the Company will receive gross proceeds of up to $757,570, from which the Company will pay the expenses which will be incurred in connection with the registration of the shares, which are estimated to be $12,000. The Shareholders will not pay any of the expenses which are expected to be incurred in connection with the registration of the shares, but will pay all commissions, discounts and other compensation to any securities broker-dealers through whom they sell any of the shares.

     The Company will utilize the net proceeds, if any, realized from the exercise of the Warrants for working capital and for general corporate purposes, at the discretion of management. Actual expenditures, however, may vary substantially depending upon economic conditions and opportunities the Company is able to identify. Due to an inability to precisely forecast events, the Company is unable to predict the precise period for which this Offering will provide financing.


                        DETERMINATION OF OFFERING PRICE

     The Offering Price of the 75,757 shares offered pursuant to the exercise of the Warrants is $10.00 per share. The exercise price per share was determined by the Company and bears no relationship to the market price of the Company's Common Stock, the prevailing market conditions, operating results of the Company in recent periods, the book value of the Company, or other recognized criteria of value.

                             PLAN OF DISTRIBUTION

     On June 2, 1997, in response to a public investor accumulating approximately 30% of the Company's total issued and outstanding shares, the Company's Board of Directors declared a Warrant Dividend payable to the Company's Common Stockholders of record on June 5, 1997 (the "Dividend Record Date"). Subsequent to declaration of the Warrant Dividend, NASDAQ unilaterally declared the Ex-Dividend Date to be December 5, 1997. As a result, record owners of Company Common Stock on June 5, 1997, the Dividend Record Date, who sold or otherwise disposed of their shares of Company Common Stock prior to December 5, 1997, did not receive the Warrant Dividend they were entitled to receive by virtue of their ownership of Company Common Stock on June 5, 1997.

     The Company has agreed to issue the Warrants as a dividend to those shareholders of record on June 5, 1997 who disposed of their shares of Company Common Stock prior to December 5, 1997. The Warrants will be issued immediately after the effective date of this Registration Statement. The Warrants entitle the holders to acquire up to 75,757 shares of Common Stock at an exercise price of $10.00 per share.

     The shares of Common Stock to be issued upon exercise of the Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

     The Company is offering the Warrants and the shares of Common Stock underlying the Warrants. No underwriter or placement agent has been engaged to assist the Company in this regard and no commissions or similar compensation will be paid to any person. The Shareholders may resell the Warrants and/or shares of Common Stock offered hereby from time to time in transactions (which may include block transactions)on the NASDAQ SmallCap Market, in negotiated transactions, through the writing of options on the Warrants and/or Common Stock or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Shareholders may effect such transactions by selling the Warrants and/or Common Stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discount, concessions or commissions from the Shareholders and/or the purchasers of the Warrants and/or shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular-broker dealer might be in excess of customary commissions).

     The Shareholders and any broker-dealers that act in connection with the sale of the Warrants and/or shares of Common Stock as principals may be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Warrants and/or shares of Common Stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Shareholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the Warrants and/or shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the issuance of the Warrant Dividend or from the sales of shares of Common Stock by the Shareholders. Sales of the Warrants and/or shares of Common Stock by the Shareholders or even the potential of such sales, may have an adverse effect on the market price of the Warrants and/or Common Stock.

     The Company has agreed to pay all expenses incurred in connection with the registration of the securities offered hereby. The Shareholders shall be exclusively liable to pay any and all commissions, discounts and other payments to broker-dealers incurred in connection with their sale of the Warrants and/or Common Stock.

                                INDEMNIFICATION

     The By-Laws of the Company provide for the indemnification of Officers and Directors to the maximum extent allowable under Colorado law. Insofar as the indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors, Officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                           DESCRIPTION OF SECURITIES

     The Company's authorized capital consists of 100,000,000 shares of Common Stock, $.05 par value per share, and 50,000,000 shares of preferred stock,$.01 par value per share.

     The Warrants and shares of Common Stock covered by this Prospectus will be fully paid and nonassessable.

Common Stock
------------
     Each holder of Common Stock of the Company is entitled to one vote for each share held of record. Voting rights in the election of directors are not cumulative, and, therefore, the holders of more than 50% of the Common Stock of the Company could, if they chose to do so, elect all of the directors.

     The shares of Common Stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the preferences which may be granted to holders of preferred stock, each share of Common Stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, subject to prior liquidation or other preference rights of holders of preferred stock, if any, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution to shareholders. The issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

Preferred Shares
----------------
     The Articles of Incorporation of the Company authorize issuance of a maximum of 50,000,000 Preferred Shares. The Articles of Incorporation vest the Board of Directors of the Company with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and the Articles of Incorporation in respect of, among other things, (1) the number of Preferred Shares to constitute such series, and the distinctive designations thereof;
(b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (c) whether Preferred Shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (d) the liquidation preferences payable on Preferred Shares in the event of involuntary or voluntary liquidation; (e) sinking fund or other provisions, if any, for redemption or purchase of Preferred Shares; (f) the terms and conditions by which Preferred Shares may be converted, if the Preferred Shares of any series are issued with the privilege of conversion; and (g) voting rights, if any.

     In the event of a proposed merger, tender offer, proxy contest or other attempt to gain control of the Company not approved by the Board of Directors, it would be possible for the Board of Directors, subject to any limitations imposed by applicable law, the Company's Articles of Incorporation, the terms and conditions of any outstanding class or series of preferred shares and the applicable rules of any securities exchanges upon which securities of the Company are at any time listed or of other markets in which securities of the Company are at any time listed, to authorize the issuance of one or more series of Preferred Stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of the Company. The issuance of Preferred Stock may have an adverse effect on the rights (including voting rights) of holders of Common Stock.

Warrants
--------
     The Company has authorized the issuance of up to 992,055 warrants, including the issuance of the Warrants that will be issued to the Shareholders immediately after the effectiveness of the Registration Statement of which this Prospectus is a part. The Warrants covered by this Prospectus entitle the holders thereof to purchase 75,757 shares of Common Stock at an exercise price of $10.00 per share. The Warrants are exercisable for a period commencing upon the effective date of the Registration Statement of which this Prospectus forms a part and ending three (3) years from the date of such effectiveness. In the event the Warrants are not exercised within such three-year period, all unexercised Warrants will expire and be void and of no further force or effect. The Warrant exercise period may be extended by the Company at the sole discretion of the Board of the Directors upon thirty (30) days' notice to the Shareholders. The Warrants will expire, become void and be of no further force or effect upon conclusion of the applicable exercise period, or any extension thereof.

     The Warrants will be governed by the terms of a Warrant Agreement between the Company and Corporate Stock Transfer, Inc., as Warrant Agent. The Warrants are redeemable upon 30 days notice, at the option of the Company, at a redemption price of $.01 per Warrant, if the last sale price for the Company's Common Stock exceeds 110% of the then current warrant exercise price for 20 consecutive trading days. The exercise price, number and kind of common shares to be received upon exercise of the Warrants are subject to adjustment on the occurrence of certain events, such as stock splits, stock dividends or recapitalization of the Company. In the event of liquidation, dissolution or winding up of the Company, the holders of the Warrants will not be entitled to participate in the distribution of the assets of the Company. Additionally, holders of the Warrants have no voting, pre-emptive, liquidation or other rights of shareholders, and no dividends will be declared on the Warrants or the shares underlying the Warrants.

     The Warrants will be issued to the Shareholders as part of a dividend to Common Shareholders of the Company, and upon issuance will be freely tradeable in reliance upon an exemption from the Registration Requirements of the Securities Act. Prior to this Offering, the Company's Warrants have been thinly traded on the NASDAQ SmallCap Market. Continuation of low volume trading may adversely affect the liquidity of large holdings and may contribute to high volatility of the price of the Company's Warrants. Additionally, there can be no assurance that a public trading market for the Warrants will continue.

                                 LEGAL MATTERS

The legality of the Common Stock offered hereby will be passed on for the Company by Neuman, Drennen & Stone, LLC, Temple-Bowron House, 1507 Pine Street, Boulder, Colorado 80302, which has served as legal counsel to the Company since its inception in 1986. For their services in connection with the preparation of the Registration Statement and related Offering, and the issuance of their legal opinion, the Company will pay the firm of Neuman, Drennen & Stone, LLC a fee, estimated to be $6,000. Clifford L. Neuman, a member of the firm, has been a member of the Company's Board of Directors since November 1990, and its Audit Committee since April, 1991, and is also the beneficial owner of 13,000 shares of the Company's Common Stock and options exercisable to purchase, in the aggregate, an additional 17,000 shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1997, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement and Prospectus in reliance upon the report of HEIN + ASSOCIATES LLP, Independent Certified Public Accountants, incorporated by reference and upon the authority of said firm as experts in accounting and auditing.

-----------------------------------     -----------------------------------
No person is authorized to give
any information or to make any
representation other than those
contained in this Prospectus, and
if made such information or
representation must not be relied
upon as having been given or
authorized.  This Prospectus does              AMERICAN EDUCATIONAL
not constitute an offer to sell                   PRODUCTS, INC.
or a solicitation of an offer to
buy any securities other than the
Securities offered by this
Prospectus or an offer to sell or               75,757 Common Stock
a solicitation of an offer to buy                Purchase Warrants
the Securities in any jurisdiction
to any person to whom it is
unlawful to make such offer or                     75,757 Shares
solicitation in such jurisdiction.

The delivery of this Prospectus
shall not, under any circumstances,
create any implication that there
has been no change in the affairs
of the Company since the date of
this Prospectus.  However, in the
event of a material change, this
Prospectus will be amended or
supplemented accordingly.



      TABLE OF CONTENTS

Available Information. . . . . .5
Incorporation by Reference . . .6
The Company. . . . . . . . . . .8
Risk Factors . . . . . . . . . .9            -------------------------
Dilution . . . . . . . . . . . 16                   PROSPECTUS
Use of Proceeds. . . . . . . . 17            -------------------------
Determination of
  Offering Price . . . . . . . 17
Plan of Distribution . . . . . 18
Indemnification. . . . . . . . 19              _______________, 1998
Description of Securities. . . 20
Legal Matters. . . . . . . . . 22
Experts. . . . . . . . . . . . 22


-----------------------------------     -----------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

     SEC Filing Fee                                         $ 229.57
     Printing Expenses*                                       600.00
     Accounting Fees and Expenses*                          2,000.00
     Legal Fees and Expenses*                               6,000.00
     Blue Sky Fees and Expenses*                            1,000.00
     Registrar and Transfer Agent Fee*                      1,000.00
     Miscellaneous*                                         1,170.43
                                                        -------------
     Total*                                               $12,000.00
-----------------------

* Estimated


Item 15.  Indemnification of Directors and Officers.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     a. Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide for the indemnification of a corporation's officers and directors under certain circumstances.

                                 *     *     *

      b. Article XII of Registrant's Articles of Incorporation provide that the corporation may indemnify each director, officer, and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the extent permitted by the law as recited above in subparagraph (a).

     c. Article XII of Registrant's Articles of Incorporation provides, in part:

     "e. To the maximum extent permitted by law or by public policy, directors of this Corporation are to have no personal liability for monetary damages for breach of fiduciary duty as a director."

     d. The Company currently pays for and maintains an insurance policy in the amount of $1,000,000 that covers directors' and officers' liability.


Item 16.  Exhibits.

     a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation SB:

Exhibit No.   Title

     4.1 Form of Warrant Agreement (including form of warrant certificate)

     5.1       Opinion of Neuman, Drennen & Stone, LLC

     24.1      Consent of Hein + Associates, LLP

     24.2      Consent of Neuman, Drennen & Stone, LLC

--------------------------------


Item 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. To provide, upon effectiveness, certificates in such denominations and registered in such names as are required to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes to deliver or to cause to be delivered with the Prospectus to each person to whom the prospectus is sent or given the latest annual report to securityholders that is incorporated by reference in the Prospectus and furnish pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized. In the City of Boulder, State of Colorado on the 17th of November, 1998.

                              AMERICAN EDUCATIONAL PRODUCTS, INC., a Colorado corporation


                              By:  /s/ Clifford C. Thygesen
                                   ---------------------------------------
                                   Clifford C. Thygesen, President

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement of Form S-3 has been signed by the following persons in the capacities with American Educational Products, Inc. and on the dates indicated.

Signature                                      Title               Date


/s/ Robert A. Scott                   Chairman of the Board,     11/17/98
----------------------------            Director, Secretary
Robert A. Scott


/s/ Clifford C. Thygesen             President, CEO, Director    11/17/98
----------------------------
Clifford C. Thygesen


/s/ Frank L. Jennings                Chief Financial Officer,    11/17/98
----------------------------            Assistant Secretary
Frank L. Jennings


/s/ Steven B. Lapin                          Director            11/17/98
----------------------------
Steven B. Lapin


/s/ Stephen G. Calandrella                   Director            11/17/98
----------------------------
Stephen G. Calandrella


/s/ Wayne R. Kirschling                      Director            11/17/98
----------------------------
Wayne R. Kirschling


/s/ Richard J. Ciurczak                      Director            11/17/98
----------------------------
Richard J. Ciurczak


/s/ Clifford L. Neuman                       Director            11/17/98
----------------------------
Clifford L. Neuman